EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere and Total Sign 20-Year LNG
Sale and Purchase Agreement for LNG Exports from Sabine Pass

▪	Total signs SPA that commences with the fifth train at Sabine Pass

▪	Total contracts for approximately half of the 4.5 mtpa Train 5 LNG volumes

Houston, Texas - December 17, 2012 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE MKT: CQP) announced today that its subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”), has entered into a liquefied natural gas (“LNG”) sale and purchase agreement (“SPA”) with Total Gas & Power North America, Inc. (“Total”) under which Total has agreed to purchase 91,250,000 MMBtu of LNG annually plus 13,500,000 MMBTU of seasonal LNG volumes upon the commencement of train five operations. These volumes represent approximately 2.0 million tonnes per annum (“mtpa”) of the approximately 4.5 mtpa of nominal capacity of train five being developed at Sabine Liquefaction.
Sabine Liquefaction is currently developing five liquefaction trains adjacent to the Sabine Pass LNG terminal. The first two trains are under construction and the third and fourth trains are expected to commence construction in 2013. As previously announced, a partial assignment agreement was entered into between Sabine Liquefaction and Total, allowing Sabine Liquefaction to gain access to services under Total's terminal use agreement with Sabine Pass LNG, L.P., including Total's berthing and storage capacity, making further expansion of the LNG export capabilities at the Sabine Pass LNG terminal possible.
Under the SPA, Total will purchase LNG on an FOB basis, under which LNG will be loaded onto Total's vessels, for a purchase price indexed to the monthly Henry Hub price plus a fixed component. The SPA has a term of twenty years commencing upon the date of first commercial delivery for train five, and an extension option of up to ten years. Deliveries from train five are expected to occur as early as 2018. The SPA is subject to certain conditions precedent, including but not limited to Sabine Liquefaction receiving regulatory approvals, securing necessary financing arrangements, making a final investment decision, and issuing a notice to proceed for train five.
“Total, one of our longstanding customers at Sabine Pass, will become the next foundation customer for LNG exports as Sabine Liquefaction further expands its liquefaction project,” said Charif Souki, Chairman and CEO. “Total recently agreed to partially assign its rights to us in order to accommodate further development of Sabine Liquefaction's facility and has subsequently contracted for approximately half of the capacity for a fifth train. Based on this contract and additional indications of interest, we are moving forward with the development of train five.”
Total is a leading producer in the LNG sector, with strong and diversified positions along the LNG chain. In addition to Australia, Total has interests in LNG projects in Indonesia, Nigeria, Norway, Oman, Qatar, the United Arab Emirates, Yemen, Angola and Russia. Total has also secured long-term access to LNG re-gasification capacity located in key LNG importing countries. Total is developing trading, marketing and logistics businesses to offer its natural gas and LNG production directly to customers. More Information on Total may be found at http://www.total.com/.

Additional Information

Cheniere Partners owns 100 percent of the Sabine Pass LNG terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana.  The Sabine Pass LNG terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe).  Cheniere Partners is developing a project to add liquefaction and export capabilities adjacent to the existing infrastructure at the Sabine Pass LNG terminal (the “Liquefaction Project”). The Liquefaction Project was initially designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa.  Sabine Liquefaction is now contemplating a fifth and sixth train. The initial Liquefaction Project is expected to be constructed with each LNG train commencing operations approximately six to nine months after the previous train.  In November 2011, Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”) entered into a lump sum turnkey contract for the engineering, procurement and construction of the first two trains of the project with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”).  Sabine Liquefaction has also entered into four long-term customer sale and purchase agreements (“SPAs”) for a total of approximately 16.0 mtpa of LNG volumes, which represents approximately 89 percent of the nominal LNG volumes.  The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Fenosa for 3.5 mtpa, KOGAS for 3.5 mtpa and GAIL (India) Ltd. for 3.5 mtpa. In addition, Sabine Liquefaction has entered into a SPA with Cheniere Marketing, LLC for up to approximately 2.0 mtpa of LNG that is produced but not already committed to third parties.  The BG and Cheniere Marketing SPAs commence with the start of LNG train one operations and the Gas Natural Fenosa SPA commences with the start of train two operations.  The KOGAS SPA commences with the start of train three operations and the GAIL (India) Ltd. SPA commences with the start of train four operations. Total Gas & Power North America, Inc. (“Total”) has entered into an SPA for 2.0 mtpa that commences with the start of train five operations.  Cheniere Partners issued a notice to proceed to Bechtel to commence construction for the first two trains in August 2012. Commencement of construction for the third and fourth trains is subject, but not limited, to entering into an EPC contract, to obtaining financing and Cheniere Partners making a final investment decision. Commencement of construction for the fifth train is subject, but not limited, obtaining regulatory approvals, entering into an EPC contract, obtaining financing and Cheniere Partners making a final investment decision.   Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Milestone	Trains 1 & 2	Trains 3&4
■ DOE export authorization	Complete	Complete
■ Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS		3.5 mtpa
- GAIL (India) Ltd.		3.5 mtpa
■ EPC contract	Complete	4Q12
■ Financing commitments		1Q13
- Equity	Complete
- Debt	Complete
■ FERC authorization	Complete	Complete
- Certificate to commence construction	Complete	2013
■ Issue NTP to Bechtel	Complete	2013
■ Commence operations	2015/2016	2016/2017
Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, and (v) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259